Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Franklin Financial Corporation and subsidiaries of our report dated December 6, 2010, relating to our audits of the consolidated financial statements of Franklin Financial Corporation, MHC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP
December 10, 2010
Richmond, Virginia